EXHIBIT 4(d)

                    FIFTH AMENDMENT dated as of January 7,
               2000, to the Credit Agreement dated as of September 23, 1990, as amended and restated as of February 7, 1997, and as subsequently amended (the "Credit Agreement"), among ESCO ELECTRONIC CORPORATION, a Missouri corporation ("Parent"), DEFENSE HOLDING CORP., formerly Emerson Defense Holding Corp., a Delaware corporation (the "Borrower"), the financial institutions party thereto as lenders (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Credit Agreement.

          The Borrower has requested that the Required Banks agree to amend certain provisions of the Credit Agreement as provided herein. The Required Banks are willing, on the terms, subject to the conditions and to the extent set forth below, to amend such provisions of the Credit Agreement.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1.  Amendment.

          (a) Section 5.12 of the Credit Agreement is hereby amended by replacing the amount "$5,000,000" in clause (iii) of paragraph
     (b) thereof with the amount "$10,000,000".

          (b) Section 5.13(a)(iv) of the Credit Agreement is hereby amended to add the following clause (D) at the end of such section:

               and (D) the Lindgren RF Enclosures and Lindgren-Rayproof acquisition (for total consideration not to exceed $30,000,000), the Holaday Industries, Inc. acquisition (for total consideration not to exceed $6,000,000) and the Multiple Eaton Corporation product lines acquisition (for total consideration not to $12,000,000) may be consummated.

          (c) Section 5.13(b) of the Credit Agreement is hereby amended by replacing the amount "$10,000,000" in clause (1)(iv) thereof with the amount "$15,000,000".
(d) Section 5.13(b) of the Credit Agreement is hereby amended to add the following clause (5) at the end of such Section:

               or (5) the sale of all the assets of Rantec
            Microwave, the sale of the Riverhead, New York building and property, and the sale of the Winter
            Springs, Florida property.

          (e) Section 5.16(f) of the Credit Agreement is hereby amended to add the following clause (vii) at the end of such Section:

               and (vii) clauses (iii) and (v) of this
          paragraph shall not apply to the Lindgren RF
          Enclosures and Lindgren-Rayproof acquisition (for total consideration not to exceed $30,000,000), the Holaday Industries, Inc. acquisition (for total consideration not to exceed $6,000,000) and the Multiple Eaton Corporation product lines acquisition (for total consideration not to exceed $12,000,000).

          SECTION 2. Representations and Warranties. Each of
ESCO and the Borrower represents and warrants to the Agent and each of the other Banks that:

          (a) After giving effect to this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects with the same effects as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 3. Conditions to Effectiveness. This
Amendment shall become effective as of the date first above written when the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of ESCO, the Borrower and the Required Banks.

          SECTION 4. Credit Agreement. Except as specifically amended and waived hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement

          SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          SECTION 6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 7. Expenses. The Borrower agrees to reimburse the Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written

                               ESCO ELECTRONICS CORPORATION,
                               by__________________________
                                   Name:
                                   Title:
                               DEFENSE HOLDING CORP.,
                               by______________________
                                   Name:
                                   Title:
                               MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, individually and
                                as Agent,
                                by______________________________
                                   Name:
                                   Title:
                               BANK OF AMERICA, N.A.,
                               by______________________________
                                   Name:
                                    Title:
                               FLEET CAPITAL CORP.,
                               by_______________________________
                                   Name:
                                   Title:
                               THE BANK OF NOVA SCOTIA,
                               by_______________________________
                                   Name:
                                   Title:
                               FIRST UNION NATIONAL BANK,
                               by______________________________
                                   Name:
                                   Title:
                               NATIONAL CITY BANK,
                               by_______________________________
                                   Name:
                                   Title: